SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event) January 27, 2000





                  ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




            DELAWARE                              06-0876639
   (State or other jurisdiction                (I.R.S. Employer
     of incorporation)                       Identification Number)

                                  2-44197
                           (Commission File Number)


250 E. Carpenter Freeway, Irving, Texas                      75062-2729
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (972) 652-4000

Item 5.  Other Events.

Associates First Capital Corporation (the "Company") announced today that it expects its annual 2000 earnings per share to grow at a rate of 12% to 16%, excluding the one-time charge for exiting the manufactured housing finance business. This growth rate is lower than analysts' current range of 15% to 18% for annual 2000 earnings. In addition, the Company announced that it lowered its earnings per share estimate for the first quarter of 2000 from $.56 per share to $.51 per share. The lower earnings expectations are principally due to increased expenses that the Company expects to incur in the first quarter of 2000.

This Form 8-K contains certain forward-looking statements. The factors which may cause future results to differ materially from expectations are discussed in the Form 10-K for the year ended Dec. 31, 1998, filed with the Securities and Exchange Commission.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ASSOCIATES FIRST CAPITAL CORPORATION





                                  By: /s/ Frederic C. Liskow
                                      ------------------------------
                                      Assistant Secretary


Date: January 27, 2000